UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2004

Commission File
Number: 1-8944

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-1464672

(State or other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114-2589

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on April 20, 2004 as follows:

CLIFFS ANNOUNCES MANAGEMENT CHANGES

     Cleveland, OH — April 20, 2004 — Cleveland-Cliffs Inc (NYSE:CLF) today announced the appointment of John N. Tuomi as vice president-operations services of Cleveland-Cliffs Inc. Tuomi will be responsible for corporate materials and energy procurement, operations improvement, information technology, environmental management and quality assurance. He will report to Edward C. Dowling, executive vice president-operations.

     Tuomi joined the Company in 1996 as assistant general manager of mining, crushing and railroad operations at LTV Steel Mining Company. Later that same year he was named to the position of general manager. In October 2000, Tuomi was named general manager at Hibbing Taconite Company. Prior to joining LTV Steel Mining, Tuomi had been mine manager for the Bullmoose Mine and superintendent of mining at the Quintette Mine, both located in British Columbia. He was previously employed as chief mining engineer at the Sherman Mine and mine superintendent at the Adams Mine, both mines were Cliffs-managed and located in Ontario.

     Tuomi earned a bachelor’s degree in mining engineering from Queens University. He and his wife, Nancy, will relocate to Cleveland in the near future.

     James A. Trethewey has been named senior vice president-business development where he will be responsible for special business development projects. He will report to David H. Gunning, vice chairman.

     Trethewey has over 35 years of service in the mining industry. He joined Cliffs in 1972 from Copper Range Corporation’s White Pine Mine. His career with Cliffs began as a financial analyst in the Company’s former divisional headquarters in Ishpeming, Michigan. He held a number of financial control positions, including mine controller of the former Sherman Mine in Canada, supervisor-financial analysis, and group controller-North American iron ore operations. He was elected corporate controller in 1986 and a vice president in 1988. He assumed operational responsibilities in 1994 and was named vice president-operations services in 1997, and then senior vice president-operations services in 1999. In 2003 he was named senior vice president-operations improvement.

     Trethewey received a bachelor’s of science degree from Michigan Technological University and a master’s degree in business administration from Baldwin Wallace College.

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     Michael P. Mlinar has been appointed vice president and general manager of Hibbing Taconite Company and United Taconite. During his twenty-seven year career in Michigan, Mlinar has made many notable contributions to the Company, most recently leading the successful combination of the Michigan operations. His experience and track record of success will serve the Company as we explore for operations synergies and new business opportunities in Minnesota.

     Mlinar began his career as a research engineer for Continental Oil Company. He joined the Tilden Mine as a mining engineer in 1977. He then progressed through several leadership positions including foreman, general foreman, superintendent of mining, area manager of mining, and general manager of the Tilden Mine in 1996. He was named general manager of Cliffs Michigan Mining Company in 2003.

     Mlinar holds a bachelor’s of science degree in mining engineering from Michigan Technological University. Mlinar and his family will be relocating to Minnesota.

     Clifford T. Smith has been named vice president and general manager of Cliffs Michigan Mining Company. Smith has an impressive record of operational leadership in a number of management and support roles. He comes to us from Asarco, Inc. where he spent four years as vice president and general manager of the Tennessee mines division, and most recently, was corporate director of purchasing. Prior to these roles, Smith was mine manager at Southern Peru Copper Corporation’s Cuajone mine. Earlier in his career, he held a variety of operational and technical roles with AMAX Coal.

     He holds a bachelor’s of science degree in mining engineering from the South Dakota School of Mines and Technology. He and his family will be relocating to the Ishpeming area in the near future.

     Smith will begin his new assignment April 26, 2004, and the other moves will follow after appropriate transition periods. These actions reflect Cliffs’ continuing emphasis on development of management personnel across the Company.

     Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

	By:	/s/ Donald J. Gallagher

		Name:	Donald J. Gallagher
		Title:	Senior Vice President,
Chief Financial Officer and
Treasurer
Dated: April 27, 2004

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